Exhibit 16.1

Oakland Commons II 20750 Civic Center Dr., Ste. 418 Southfield, MI 48076 Telephone (248) 356-2330 Facsimile (248) 356-2328 E-mail info@zwickcpa.com

July 18, 2019

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549

We have read the statements that we understand Rafael Holdings, Inc. (the “Registrant” or the “Company”) will include under Item 4.01 of the Form 8-K report it will file regarding the change in independent registered accounting firms. We agree with such statements insofar as they relate to our Firm.

Very truly yours,

/s/ ZWICK & BANYAI, PLLC